EXHIBIT 1.1

                               3,000,000 Shares

                                  PalEx, Inc.

                                 Common Stock

                               ($0.01 Par Value)

                            UNDERWRITING AGREEMENT

                                                         _______________, 1997

Alex. Brown & Sons Incorporated
Montgomery Securities
As Representatives of the
      Several Underwriters
c/o  Alex. Brown & Sons Incorporated
135 East Baltimore Street
Baltimore, Maryland 21202

Gentlemen:

      PalEx, Inc., a Delaware corporation (the "COMPANY"), proposes to sell to the several underwriters (the "UNDERWRITERS") named in Schedule I hereto for whom you are acting as representatives (the "REPRESENTATIVES") an aggregate of 3,000,000 shares of the Company's Common Stock, $0.01 par value (the "FIRM SHARES"). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Company also proposes to sell at the Underwriters' option an aggregate of up to 450,000 additional shares of the Company's Common Stock (the "OPTION SHARES") as set forth below.

      As the Representatives, you have advised the Company that (a) you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "SHARES."

      Simultaneously with closing of the purchase of the Firm Shares by the Underwriters, each of the Founding Companies (as hereinafter defined) will be merged with a wholly-owned
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subsidiary of the Company (collectively, the "FOUNDING COMPANY MERGERS"), the consideration for which will be a combination of cash and shares of the Company's Common Stock as described in the Registration Statement (as hereinafter defined).

      In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

      1.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            The Company represents and warrants to each of the Underwriters as follows:

            (a) A registration statement on Form S-1 (File No. 333-______) with respect to the Shares has been carefully prepared by the Company and conforms with the requirements of the Securities Act of 1933, as amended (the "ACT"), and the Rules and Regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462 (b) of the Act, herein referred to as the "REGISTRATION STATEMENT," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "PROSPECTUS" means (a) the form of prospectus first filed with the Commission pursuant to Rule 424(b) or (b) the last preliminary prospectus included in the Registration Statement filed prior to the time it becomes effective or filed pursuant to Rule 424(a) under the Act that is delivered by the Company to the Underwriters for delivery to purchasers of the Shares, together with the term sheet or abbreviated term sheet, if any, filed with the Commission pursuant to Rule 424(b)(7) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "PRELIMINARY PROSPECTUS."

            (b) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. Each of Ridge Pallets, Inc., Fraser Industries, Inc. and Interstate Pallet Co. (collectively, the "FOUNDING COMPANIES") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. As of the date hereof, the Company has no subsidiaries except those listed on

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
      Exhibit 21 to the Registration Statement. The Company and each of the Founding Companies are duly qualified to transact business in all jurisdictions in which the conduct of their respective businesses requires such qualification, except where the failure to so qualify would not have a material adverse effect upon the condition (financial or otherwise) business, management, properties, assets, rights, operations, or prospects of the Company. The outstanding shares of capital stock of each of the Founding Companies have been duly authorized and validly issued, are fully paid and non-assessable. As of the Closing Date (as hereinafter defined), after giving effect to the Founding Company Mergers, all of the outstanding shares of capital stock of each of the Founding Companies will be owned 100% by the Company free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in any of the Founding Companies are outstanding.

            (c) The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock. Upon completion of the Founding Company Mergers in the manner described in the Registration Statement, the shares of Common Stock of the Company to be issued in such mergers will be duly authorized, validly issued and fully paid and non-assessable.

            (d) The information set forth under the caption "CAPITALIZATION" in the Prospectus is true and correct. All of the Shares conform to the description thereof contained in the Registration Statement. The form of certificates for the Shares conforms to the requirements of the Delaware General Corporation Law ("DGCL").

            (e) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor, to the best of the Company's knowledge, instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform, to the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact; and do not

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
      omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof.

            (f) The financial statements of the Company and the separate financial statements of the Founding Companies, in each case, together with related notes and schedules, as set forth in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company and each of the Founding Companies, respectively, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed herein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included in the Registration Statement present fairly the information shown therein and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company and the Founding Companies, as applicable. The pro forma combined financial statements of the Company and the Founding Companies (including supplemental pro forma information shown therein) together with the related notes as set forth in the Registration Statement and the Prospectus, present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

            (g) Arthur Andersen LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

            (h) Other than as set forth in the Prospectus, there is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Founding Companies before any court or administrative agency or otherwise which if determined adversely to the Company or such Founding Company might result in any material adverse change in the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of the Founding Companies or to prevent the consummation of either the transactions contemplated hereby or the Founding Company Mergers, in each case except as set forth in the Registration Statement.

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
            (i) Each of the Company and the Founding Companies has good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount. Each of the Company and the Founding Companies occupies their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement.

            (j) Each of the Company and the Founding Companies have filed all Federal, State, local and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by it or any of them to the extent that such taxes have become due, except for any such returns which the Company or any Founding Company is contesting in good faith. All tax liabilities have been adequately provided for in the financial statements of the Company and the Founding Companies, as applicable.

            (k) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company and the Founding Companies taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Founding Companies, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented. Neither the Company nor any of the Founding Companies has any material contingent obligations, as applicable, not disclosed in the Company's or such Founding Company's financial statements, as applicable, the Registration Statement or the Prospectus.

            (l) Neither the Company nor any of the Founding Companies is or with the giving of notice or lapse of time or both, will be, in violation of or in default under its charter or by-laws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which violation or default is of material significance in respect of the condition (financial or otherwise) of the Company and the Founding Companies taken as a whole, or the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Founding Companies taken as a whole. The Agreement and each of the Agreements and Plan of Reorganization and Merger executed in connection with the Founding Company Mergers have been duly authorized, executed and delivered by each of the parties hereto and thereto in substantially the form filed as exhibits to the Registration

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
      Statement. The execution and delivery of this Agreement and each of the Agreements and Plan of Reorganization and Merger executed in connection with the Founding Company Mergers and the consummation of the transactions herein and therein contemplated and the fulfillment of the terms hereof and thereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Founding Company is a party, or of the charter or by-laws of the Company or any of the Founding Companies or any order, rule or regulation applicable to the Company or any Founding Company of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction. No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the securities by the Company, except such as have been obtained under the Act and such as may be required under state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

            (m) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and each of the Agreements and Plan of Reorganization and Merger and the consummation of the transactions herein and therein contemplated (except for such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

            (n) Neither the Company nor, to the best of the Company's knowledge, any of the Founding Companies has infringed any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Company or such Founding Company. The Company knows of no material infringement by others of patents, patent rights, trade names, trademarks or copyrights owned by or licensed to the Company or any of the Founding Companies.

            (o) Neither the Company, nor to the Company's best knowledge, any of its affiliates or any of the Founding Companies or any of their affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

            (p) Neither the Company nor any of the Founding Companies is an "INVESTMENT COMPANY" within the meaning of such term under the Investment

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      Company Act of 1940, as amended (the "1940 ACT") and the rules and regulations of the Commission thereunder.

            (q) The Company and each of the Founding Companies maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (r) The Company and each of the Founding Companies carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries.

            (s) The Company and each of the Founding Companies are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "REPORTABLE EVENT" (as defined in ERISA) has occurred with respect to any "PENSION PLAN" (as defined in ERISA) for which the Company or any of the Founding Companies would have any liability; neither the Company nor any of the Founding Companies has incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "PENSION PLAN" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"); and each "PENSION PLAN" for which the Company or any of the Founding Companies would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

            (t) The Company confirms as of the date hereof that it and each of the Founding Companies are in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, AN ACT RELATING TO DISCLOSURE OF DOING BUSINESS WITH CUBA, and the Company further agrees that if it or any of the Founding Companies commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "DEPARTMENT"), whichever date is later, or if the information reported or incorporated by reference in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes

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
      in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

            (u) No labor dispute with the employees of the Company or any of the Founding Companies exists or, to the knowledge of the Company, is threatened other than such disputes which would not individually or in the aggregate, have a material adverse effect upon the condition (financial or otherwise) business, management, properties, assets, rights, operations or prospects of the Company.

            [(v) (i) To the best of the Company's knowledge and belief, except as set forth in the Agreements and Plan of Reorganization and Merger, (A) the Company and each of the Founding Companies has conducted its businesses in compliance with applicable Environmental Laws, including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted, (B) none of the properties owned by the Company or the Founding Companies contain any Hazardous Substance as a result of any activity of the Company or any of the Founding Companies in amounts exceeding the levels permitted by applicable Environmental Laws, (C) neither the Company nor any of the Founding Companies has received any notices, demand letters or requests for information from any Federal, state, local or foreign governmental entity or third party indicating that the Company or any of the Founding Companies may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of its business, (D) there are no civil, criminal or administrative actions, suits, demands, clams, hearings, investigations or proceedings pending or threatened, against the Company or any of the Founding Companies relating to any violation, or alleged violation, of any Environmental Law, (E) no reports have been filed, or are required to be filed, by the Company or any of the Founding Companies concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law, (F), no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law from any properties owned by the Company or any of the Founding Companies as a result of any activity of the Company or any of the Founding Companies during the time such properties were owned, leased or operated by the Company or any of the Founding Companies, (G) there have been no environmental investigations, studies, audits, tests, reviews or other analysis regarding compliance or non-compliance with any applicable Environmental Law conducted by or which are in the possession of the Company or any of the Founding Companies relating to the activities of the Company or any of the Founding Companies which are not described in the Agreements and Plan or Reorganization and Merger prior to the date hereof,
      (H) there are no underground storage tanks on, in or under any properties owned by the Company or any of the Founding Companies and no underground storage tanks have been closed or removed from any of such properties during the time such properties were owned, leased or operated by the Company or any of the Founding Companies, (I) there is no asbestos or asbestos containing material present in any of the properties owned by the Company

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
      or any of the Founding Companies, and no asbestos has been removed from any of such properties during the time such properties were owned, leased or operated by the Company or any of the Founding Companies, and (J) neither the Company or any Founding Companies nor any of their respective properties are subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, except for violations of the foregoing clauses (A) through (K) that, singly or in the aggregate, would not reasonably be expected to have a material adverse effect on the condition or (financial or otherwise) business, management, properties, assets, rights, operations or prospects of the Company and the Founding Companies taken as a whole.]

            (ii) As used herein, "ENVIRONMENTAL LAW" means any Federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity relating to (A) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety or (B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as in effect on the Closing Date. The term Environmental Law includes, without limitation, (X) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, each as amended and as in effect on the Closing Date, and (Y) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to , or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance.

            (iii) As used herein, "HAZARDOUS SUBSTANCE" means any substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any governmental authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon,

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
      radioactive material, asbestos or asbestos containing material, urea, formaldehyde, foam insulation, lead or polychlorinated biphenyls.

            (w) Neither the Company nor any of the Founding Companies has violated any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case might result in any material adverse change in the business, prospects, financial condition or results of operations of the Company and the Founding Companies taken as a whole.

            (x) The Company and each of the Founding Companies have such permits, licenses, certificates, franchises and authorizations of governmental or regulatory authorities ("PERMITS"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct their respective businesses; the Company and each of the Founding Companies has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of the Founding Companies.

            (y) In the ordinary course of their respective businesses, the Company and each of the Founding Companies conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and the Founding Companies, in the course of which the Company and each Founding Company identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company and the Founding Companies.

            (z) The Company has filed a registration statement pursuant to
      Section 12(g) of the Exchange Act, to register the Common Stock, has filed an application to list the Shares on the NASDAQ NMS, and has received notification that the listing has been approved, subject to notice of issuance of the Shares.

            (aa) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership

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
      interest in, the Company or any of the Founding Companies except as otherwise disclosed in the Registration Statement.

            (ab) Except as disclosed in the Prospectus, there are no business relationships or related party transactions required to be disclosed therein by Item 404 of Regulation S-K of the Commission.

            (ac) There is (i) no significant unfair labor practice complaint pending against the Company or any of the Founding Companies or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or more significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of the Founding Companies or, to the best knowledge of the Company, threatened against any of them, and (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of the Founding Companies or, to the best knowledge of the Company, threatened against it or any of the Founding Companies except for such actions specified in clause (i) or (ii) above, which, singly or in the aggregate could not reasonably be expected to have a material adverse effect on the Company and the Founding Companies, taken as a whole.

      2.    PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.

            (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $_____ per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

            (b) Payment for the Firm Shares to be sold hereunder is to be made in New York Clearing House funds by wire transfer of immediately available funds to the order of the Company against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made at the offices of Alex. Brown & Sons Incorporated, 1 South Street, Baltimore, Maryland, at 10:00 a.m., Baltimore time, on the fourth business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "CLOSING DATE." (As used herein, "BUSINESS DAY" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.) The certificates for the Firm Shares will be delivered in such denominations and in such registrations as the Representatives request in writing not later than the

01\26\97\36074\014\10UNDAGR.003     -11-
      second full business day prior to the Closing Date, and will be made available for inspection by the Representatives at least one business day prior to the Closing Date.

            (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in paragraph (a) of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "OPTION CLOSING DATE"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to 3,000,000, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in New York Clearing House funds by wire transfer of immediately available funds to the order of the Company against delivery of certificates therefor at the offices of Alex. Brown & Sons Incorporated, 1 South Street, Baltimore, Maryland.

      3.    OFFERING BY THE UNDERWRITERS.

            It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

            It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master

01\26\97\36074\014\10UNDAGR.003     -12-

      Agreement Among Underwriters entered into by you and the several other Underwriters.

      4.    COVENANTS OF THE COMPANY

            The Company covenants and agrees with the several Underwriters that:

            (a) The Company will (i) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

            (b) The Company will advise the Representatives promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective, (ii) of receipt of any comments from the Commission, (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

            (c) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

            (d) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is

01\26\97\36074\014\10UNDAGR.003     -13-
      required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives and their counsel at or before the Closing Date, three signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representatives may reasonably request.

            (e) The Company will comply with the Act and the Rules and Regulations, and the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

            (f) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

            (g) The Company will, for a period of five years from the Closing Date, deliver to the Representatives copies of annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act. The Company will deliver to the Representatives annual reports or reports furnished by the Company to its stockholders with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements.

01\26\97\36074\014\10UNDAGR.003     -14-

            (h) No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 180 days after the date of the Prospectus, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of Alex. Brown & Sons Incorporated except for grants of employee stock options under the Company's 1996 Stock Option Plan and shares issued (i) in connection with acquisitions and (ii) pursuant to the exercise of options granted under the 1996 Stock Option Plan.

            (i) The Company will use its best efforts to list, subject to notice of issuance, the Shares on the NASDAQ NMS.

            (j) The Company has caused each executive officer, director and director nominee and stockholder of the Company to furnish to you, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which each such person shall agree not to offer, sell, sell short or otherwise dispose of any shares of Common Stock of the Company or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for shares of Common Stock or derivative of shares of Common Stock owned by such person (or as to which such person has the right to direct disposition of) or request the registration for the offer or sale of any of the foregoing for a period of 180 days after the date of the Prospectus, directly or indirectly, except with the prior written consent of Alex. Brown & Sons Incorporated ("LOCKUP AGREEMENTS").

            (k) The Company will: (i) use its best efforts to satisfy all conditions to consummation of the Founding Company Mergers as set forth in the Agreements and Plan of Reorganization and Merger with respect thereto;
      (ii) use its best efforts to cause each other party to such Agreements and Plan of Reorganization and Merger to satisfy all conditions to the consummation of the Founding Company Mergers; and (iii) promptly notify the Representatives of the occurrence of any event which may result in the non-consummation of any of the Founding Company Mergers on the Closing Date.

            (l) The Company shall apply the net proceeds of its sale of the Shares as set forth in the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

            (m) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Founding Companies to register as an investment company under the 1940 Act.

01\26\97\36074\014\10UNDAGR.003     -15-

            (n) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

            (o) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

            (p) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

      5.  COSTS AND EXPENSES.

            The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement and in connection with the Founding Company Mergers, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Underwriters' Invitation Letter; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Shares; the Listing Fee of the NASDAQ NMS; and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws if any qualification is required. The Company shall not, however, be required to pay for any of the Underwriters expenses (other than those related to qualification under NASD regulation and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

01\26\97\36074\014\10UNDAGR.003     -16-

      6.    CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

            The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

            (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date, or the Option Closing Date, as the case may be, which would prevent the issuance of the Shares.

             (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Andrews & Kurth L.L.P., counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

                  (i) The Company has been duly organized and is validly
            existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; each of the Company's subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; the Company and each of the subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, or in which the failure to qualify would have a materially adverse effect upon the business of the Company and the subsidiaries taken as a whole; the outstanding shares of capital stock of each of the subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned 100% by the Company; to the best of

01\26\97\36074\014\10UNDAGR.003     -17-
            such counsel's knowledge, after due inquiry, the outstanding shares of capital stock of each of the Company's subsidiaries is owned free and clear of all liens, encumbrances and equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock of or ownership interests in the Company's subsidiaries are outstanding; and upon completion of the Founding Company Mergers, the outstanding shares of capital stock of each of the Founding Companies will be owned 100% by the Company and, to the best of such counsel's knowledge, after due inquiry, upon completion of the Founding Company Mergers, the outstanding shares of capital stock of each of the Founding Companies will be owned by the Company free and clear of all liens, encumbrances and equities and claims, and no options, warrants or other rights to convert any obligations into any shares of capital stock of ownership interests in any of the Founding Companies are outstanding.

                  (ii) The Company has authorized and outstanding capital stock as set forth under the caption "CAPITALIZATION" in the Prospectus; the authorized shares of the Company's Preferred Stock and Common Stock have been duly authorized; the outstanding shares of the Company's Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; all of the Shares conform to the description thereof contained in the Prospectus; the certificates for the Shares, assuming they are in the form filed with the Commission, are in due and proper form; the Shares to be sold by the Company pursuant to this Agreement and the shares of Common Stock of the Company to be issued in connection with the Founding Company Mergers have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement, or upon consummation of the Founding Company Mergers, as the case may be; and no preemptive rights of stockholders exist with respect to any of the Shares or the shares of Common Stock to be issued in the Founding Company Mergers.

                  (iii) Except as described in or contemplated by the
            Prospectus, to the best of the knowledge of such counsel, after due inquiry, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the

01\26\97\36074\014\10UNDAGR.003     -18-

            Prospectus, to the best knowledge of such counsel, after due inquiry, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any shares of Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

                  (iv) The Registration Statement has become effective under the
            Act and, to the best of the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

                  (v) The Registration Statement, the Prospectus and each
            amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the Rules and Regulations (except that such counsel need express no opinion as to the financial statements and related schedules therein).

                  (vi) The statements under the captions "ManagementEmployment
            Agreements," "- 1996 Stock Option Plan," "Certain Transactions," "Description of Capital Stock" and "Shares Eligible for Future Sale" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries thereof and fairly present in all material respects the information called for with respect to such documents and matters.

                  (vii) This Agreement and each of the Agreements and Plan of
            Reorganization and Merger with respect to the Founding Company Mergers (which have been filed with the Commission as exhibits to the Registration Statement) have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, except as such obligations may be subject to or limited by bankruptcy, insolvency and general principles of equity; the Certificate or Articles of Merger referred to in such Agreements and the Plan of Reorganization and Merger, assuming the due filing thereof with the appropriate regulatory authorities, will cause the statutory merger of the respective Company's subsidiaries with the Founding Companies that are parties thereto.

01\26\97\36074\014\10UNDAGR.003     -19-

                  (viii) The Company is not in violation of its charter or
            by-laws and, to the best of such counsel's knowledge, after due inquiry, the Company is not in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company to which the Company is a party or by which the Company or its property is bound.

                  (ix) To the best of such counsel's knowledge, after due
            inquiry, except as otherwise set forth in the Prospectus all leases to which the Company is a party are valid and binding and no default has occurred or is continuing thereunder, which might result in any material adverse change in the business, prospects, financial condition or results of operations of the Company, and to the best of such counsel's knowledge, after due inquiry, the Company enjoys peaceful and undisturbed possession under all such leases to which it is a party as lessee with such exceptions as do not materially interfere with the use made by the Company.

                  (x) Such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required.

                  (xi) Such counsel knows of no material legal or governmental proceedings pending or threatened against the Company or any of the Founding Companies except as set forth in the Prospectus.

                  (xii) The execution and delivery of this Agreement and each of the Agreements and Plan of Reorganization and Merger executed and delivered in connection with the Founding Company Mergers and the consummation of the transactions herein and therein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any of its properties, known to such counsel, the charter or by-laws of the Company, or any agreement or instrument known to such counsel to which the Company is a party or by which the Company may be bound or to which any of the properties of the Company is subject.

                  (xiii) No approval, consent, order, authorization,
            designation, declaration or filing by or with any regulatory, administrative or other

01\26\97\36074\014\10UNDAGR.003     -20-
            governmental body is necessary in connection with the execution and delivery of this Agreement and each of the Agreements and Plan of Reorganization and Merger and the consummation of the transactions herein and therein contemplated (other than as may be required by the NASD or as required by State securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

                  (xiv) The Company is not, and will not become, as a result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Prospectus, an "INVESTMENT COMPANY" or an entity "CONTROLLED BY AN INVESTMENT COMPANY", as such terms are defined under the 1940 Act.

                  (xv) All offer and sales of the Company's capital stock prior to the date hereof were at all relevant times and the capital stock to be issued by the Company in the Founding Company Mergers will be, exempt from the registration requirements of the Act and were or will be, as the case may be, duly registered or the subject of an available exemption from the registration requirements of the applicable State securities or blue sky laws.

            In rendering such opinion Andrews & Kurth L.L.P. may rely as to matters governed by the laws of states other than Delaware and Texas or Federal laws on local counsel in such jurisdictions, provided that in each case Andrews & Kurth L.L.P. shall state that they believe that they and the Underwriters are justified in relying on such other counsel. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, at the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the
      Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). With respect to such statement, Andrews & Kurth L.L.P. may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

01\26\97\36074\014\10UNDAGR.003     -21-

             (c) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinions of ____________________, counsel for the Fraser, ___________________, counsel for Ridge and ____________________, counsel for Interstate with respect to each of their respective clients, each dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

                  (i) The Founding Company has been duly organized and is
            validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; each of the Founding Company's subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; the Founding Company and each of the subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, or in which the failure to qualify would have a materially adverse effect upon the business of the Founding Company and the subsidiaries taken as a whole; the outstanding shares of capital stock of each of the subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned 100% by the Founding Company; and, to the best of such counsel's knowledge, after due inquiry, the outstanding shares of capital stock of each of the Founding Company's subsidiaries is owned free and clear of all liens, encumbrances and equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock of or ownership interests in the Founding Company's subsidiaries are outstanding.

                  (ii) To the best of the knowledge of such counsel, after due inquiry, there are no outstanding securities of the Founding Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Founding Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Founding Company to issue or sell any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock.

01\26\97\36074\014\10UNDAGR.003     -22-

                  (iii) The Agreement and Plan of Reorganization and Merger with respect to the Founding Company Mergers has been duly authorized, executed and delivered by the Founding Company and constitutes the legal, valid and binding obligations of the Founding Company, except as such obligations may be subject to or limited by bankruptcy, insolvency and general principles of equity; the Certificate or Articles of Merger referred to in such Agreement and the Plan of Reorganization and Merger, assuming the due filing thereof with the appropriate regulatory authorities will cause the statutory merger of the Company's subsidiary with the Founding Company.

                  (iv) The Founding Company is not in violation of its charter or by-laws and, to the best of such counsel's knowledge, after due inquiry, the Founding Company is not in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Founding Company, to which the Founding Company is a party or by which the Founding Company or its property is bound.

                  (v) To the best of such counsel's knowledge, after due
            inquiry, except as otherwise set forth in the Prospectus all leases to which the Founding Company is a party are valid and binding and no default has occurred or is continuing thereunder, which might result in any material adverse change in the business, prospects, financial condition or results of operations of the Founding Company, and to the best of such counsel's knowledge, after due inquiry, the Founding Company enjoys peaceful and undisturbed possession under all such leases to which it is a party as lessee with such exceptions as do not materially interfere with the use made by the Founding Company.

                  (vi) Such counsel knows of no material legal or governmental proceedings pending or threatened against the Founding Company except as set forth in the Prospectus.

                  (vii) The execution and delivery of the Agreement and Plan of
            Reorganization and Merger executed and delivered in connection with the Founding Company Merger and the consummation of the transactions therein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any of its properties, known to such counsel, the charter or by-laws of the Founding Company, or any agreement or instrument

01\26\97\36074\014\10UNDAGR.003     -23-
            known to such counsel to which the Founding Company is a party or by which the Founding Company may be bound or to which any of the properties of the Founding Company is subject.

                  (viii) The Agreement and Plan of Organization and Merger has been duly authorized, executed and delivered by the Founding
            Company.

                  (ix) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of the Agreement and Plan of Reorganization and Merger and the consummation of the transactions therein contemplated, except such as have been obtained or made, specifying the same.

            In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, at the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). With respect to such statement, such counsel may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

            (d) The Representatives shall have received from McDermott, Will & Emery, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect specified in subparagraphs (ii), (iv) and (xii) of Paragraph (b) of this
      Section 6, and that the Company is a validly existing corporation under the laws of the State of Delaware. In rendering such opinion McDermott, Will & Emery may rely as to all matters governed other than by the laws of the State of Delaware or Federal laws on the opinion of counsel referred to in Paragraph (b) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, or any amendment thereto, as of the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule

01\26\97\36074\014\10UNDAGR.003     -24-

      430A under the Act) as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact, necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). With respect to such statement, McDermott, Will & Emery may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

            (e) The Representatives shall have received, on the date hereof, the Closing Date and the Option Closing Date, as the case may be, letters dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Representatives, of Arthur Andersen LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules of the Company and the Founding Companies examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "COMFORT LETTERS" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

            (f) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Accounting Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

                  (i) The Registration Statement has become effective under the
            Act and no stop order suspending the effectiveness of the Registrations Statement has been issued, and, to his knowledge, no proceedings for such purpose have been taken or are contemplated by the Commission;

                  (ii) The representations and warranties of the Company
            contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

                  (iii) All filings required to have been made pursuant to Rules
            424 or 430A under the Act have been made;

01\26\97\36074\014\10UNDAGR.003     -25-

                  (iv) He has carefully examined the Registration Statement and the Prospectus and as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

                  (v) Since the respective dates as of which information is
            given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition (financial or otherwise) of the Company or any of the Founding Companies taken as a whole or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company or any of the Founding Companies taken as a whole, whether or not arising in the ordinary course of business.

            (g) The Company shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

            (h) The Firm Shares and Option Shares, if any, have been approved for designation upon notice of issuance on the NASDAQ NMS.

            (i) The Lockup Agreements described in Section 4(j) are in full force and effect.

            (j) Each of the Founding Company Mergers shall have been completed upon the terms set forth in the Prospectus simultaneously with the closing of the purchase of the Firm Shares by the Underwriters.

            The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to McDermott, Will & Emery, counsel for the Underwriters.

            If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled and such failure is not attributable to any action or omission of the Underwriters, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying

01\26\97\36074\014\10UNDAGR.003     -26-
      the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

            In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

      7.    CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

            The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

      8.    INDEMNIFICATION.

            (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person upon demand for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

            (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the

01\26\97\36074\014\10UNDAGR.003     -27-

      Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof; and provided further, that the Company shall not be liable to the Underwriters under the indemnity agreement in subsection (a) with respect to any Prospectus to the extent that any such loss, claim, damage or liability of the Underwriters results from the fact that such Underwriters sold Shares to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented in any case where such delivery is required by the Act if the Company had previously furnished copies thereof in sufficient quantities to the Underwriters and the loss, claim, damage or liability of the Underwriters results from an untrue statement or omission of a material fact contained in the Prospectus which was identified in writing at such time by the Company to the Underwriters and corrected in the Prospectus as then amended or supplemented. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

            (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be

01\26\97\36074\014\10UNDAGR.003     -28-
      entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

            (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under
      Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand

01\26\97\36074\014\10UNDAGR.003     -29-
      and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this
      Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

            (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this
      Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

            (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims,

01\26\97\36074\014\10UNDAGR.003     -30-
      damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

      9.  DEFAULT BY UNDERWRITERS.

            If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company, you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then
      (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "UNDERWRITER" includes any person substituted for a defaulting Underwriter. Any

01\26\97\36074\014\10UNDAGR.003     -31-
      action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

      10.   NOTICES.

            All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Alex. Brown & Sons Incorporated, 1 South Street, Baltimore, Maryland 21202-3220,
      Attention: __________; with a copy to Alex. Brown & Sons Incorporated, 1 South Street, Baltimore, Maryland 21202-3220, Attention: General Counsel and, if to the Company to PalEx, Inc., 3555 Timmons Lane, Suite 610, Houston, Texas 77027, Attention: Vance K. Maultsby, Jr.; with a copy to Andrews & Kurth L.L.P., Texas Commerce Tower, 600 Travis, Suite 4200, Houston, Texas 77002, Attention: John F. Wombwell.

      11.   TERMINATION.

            This Agreement may be terminated by you by notice to the Company as follows:

            (a) at any time prior to the earlier of (i) the time the Shares are released by you for sale by notice to the Underwriters, or (ii) 11:30 a.m. on the first business day following the date of this Agreement;

            (b) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition (financial or otherwise) of the Company and the Founding Companies taken as a whole or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Founding Companies taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable to market the Shares or to enforce contracts for the sale of the Shares, (iii) suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) declaration of a banking

01\26\97\36074\014\10UNDAGR.003     -32-
      moratorium by United States or New York State authorities; (vi) the suspension of trading of the Company's Common Stock by the Commission on the NASDAQ NMS or (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

            (c)  as provided in Sections 6 and 9 of this Agreement.

      12.   SUCCESSORS.

            This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

      13.   INFORMATION PROVIDED BY UNDERWRITERS.

            The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), legends required by Item 502(d) of Regulation S-K under the Act and certain information under the caption "UNDERWRITING" in the Prospectus.

      14.   MISCELLANEOUS.

            The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person of any Underwriter, or by or on behalf of the Company or its directors or officers or any person controlling the Company and (c) acceptance of the Shares and payment therefor pursuant to this Agreement.

            This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

01\26\97\36074\014\10UNDAGR.003     -33-

      If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                                    Very truly yours,

                                    PALEX, INC.

                                    By:
                                                   President

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

ALEX. BROWN & SONS INCORPORATED
MONTGOMERY SECURITIES

As Representatives of the several
Underwriters listed on Schedule I

By:  Alex. Brown & Sons Incorporated

By:
      Authorized Officer

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
                                  SCHEDULE I

                           SCHEDULE OF UNDERWRITERS

                                                             NUMBER OF FIRM
                                                               SHARES TO
                      UNDERWRITER                             BE PURCHASED

Alex. Brown & Sons Incorporated.........................

Montgomery Securities...................................

             Total                                                 3,000,000

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